UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):     March 28, 2007

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Spirit 40 Park Drive, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code        (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On March 28, 2007, Insituform Technologies, Inc. (the “Company”) entered into a Third Amendment to Note Purchase Agreement, dated April 24, 2003 (the “Note Purchase Agreement”) with holders of its 6.54% Senior Notes, Series 2003-A (the “Third Amendment to Note Purchase Agreement”). The Note Purchase Agreement was amended to include in the definition of EBITDA all non-recurring charges taken during the year ending December 31, 2007 relating to the Company’s exit from the tunneling business to the extent deducted in determining consolidated net income for such period, subject to a maximum amount of $34,200,000.

On March 28, 2007, the Company also amended its credit facility with Bank of America, N.A., pursuant to a First Amendment to Second Amended and Restated Credit Agreement, to incorporate by reference the Third Amendment to Note Purchase Agreement

There are no material relationships between the Company and any of the holders of the Company’s 6.54% Senior Notes, Series 2003-A, or between the Company and Bank of America, N.A., other than with respect to the Note Purchase Agreement or the Second Amended and Restated Credit Agreement, as the case may be.

Copies of the Third Amendment to Note Purchase Agreement and the First Amendment to Second Amended and Restated Credit Agreement are furnished herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.05.     Costs Associated with Exit or Disposal Activities.

On March 29, 2007, the Company announced plans to exit the tunneling business in an effort to improve its overall financial performance and to better align its operations with its long-term strategic initiatives. The Company currently expects to complete its exit of the tunneling business by the end of 2008.  The Company ceased bidding and accepting new contracts on the announcement date.  The Company's overall disposal strategy involves the run-off and completion of all tunneling projects awarded prior to this date.  The Company expects the on-site work related to existing jobs to be substantially completed within the next twelve months.  The Company will seek a buyer, or buyers, for the business and/or related significant assets.

As a result of the exit and disposal activities relating to the closure of its tunneling business, the Company will incur pre-tax cash charges of up to approximately $8 million, which will include approximately $4.5 million relating to property, equipment and vehicle lease terminations and buyouts, approximately $2.5 million relating to employee termination benefits and retention incentives and approximately $1 million of other ancillary expenses. These costs will be recorded as incurred in accordance with generally accepted accounting principles.

Pre-tax, non-cash charges for the impairment of goodwill and other intangible assets and for the impairment of equipment and other fixed assets due to the Company’s decision to exit the tunneling business are disclosed below in Item 2.06 of this Current Report on Form 8-K, which is incorporated into this Item 2.05 by reference. The total amount of cash and non-cash costs expected to be incurred in connection with the Company’s exit of the tunneling business is currently estimated to be approximately $21 million on a pre-tax basis.

A copy of the press release, dated March 29, 2007, announcing the Company’s plans to exit the tunneling business, is furnished herewith as Exhibit 99.1 and incorporated herein by reference. On March 29, 2007 the Company held a conference call in connection with this press release. A transcript of the conference call is furnished herewith as Exhibit 99.3.

Item 2.06.     Material Impairments.

As a result of the exit and disposal activities described under Item 2.05 of this Current Report on Form 8-K relating to the Company’s exit from the tunneling business, the Company will recognize a pre-tax, non-cash charge of approximately $9 million during the first quarter of 2007 to reflect the impairment of goodwill and intangible assets. In addition, the Company will incur pre-tax, non-cash impairment charges of up to approximately $4 million for equipment and other assets during the first and second quarters of 2007.

Item 7.01.     Regulation FD Disclosure.

On March 29, 2007, the Company announced steps to respond to stagnant market conditions in the United States sewer pipeline rehabilitation market. Despite projections of 8% to 10% growth at the beginning of 2006, spending growth in this market declined slightly during 2006 and is projected to range from negative 3% to positive 1% during 2007. As a result of the continuing stagnation of the market, the Company anticipates lower earnings in 2007 as compared to 2006. In response to current market conditions, the Company plans to undertake a number of restorative actions including, but not limited to, the following: exit the tunneling business, accelerate growth of its sewer pipeline rehabilitation business outside of the United States, accelerate growth of its water pipeline rehabilitation business, slightly reduce the level of its crew-based sewer pipeline rehabilitation operations in the United States and challenge complacency among infrastructure policymakers.

A copy of the press release, dated March 29, 2007, announcing the Company’s steps to respond to stagnant market conditions in the United States, is furnished herewith as Exhibit 99.2 and incorporated herein by reference. On March 29, 2007 the Company held a conference call in connection with this press release. A transcript of the conference call is furnished herewith as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.
(d)	The following exhibits are filed as part of this report:

Exhibit	Description
10.1	Third Amendment to Note Purchase Agreement, dated March 28, 2007, by and among Insituform Technologies, Inc. and each of the lenders named therein.
10.2	First Amendment to Second Amended and Restated Credit Agreement, dated March 28, 2007, between Insituform Technologies, Inc. and Bank of America, N.A., as Administrative Agent and L/C Issuer.
99.1	Press Release of Insituform Technologies, Inc., dated March 29, 2007, announcing closure plans for its tunneling business.
99.2	Press Release of Insituform Technologies, Inc., dated March 29, 2007, announcing steps to respond to stagnant U.S. sewer pipeline rehabilitation market.
99.3	Transcript of Insituform Technologies, Inc.’s March 29, 2007 conference call.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITUFORM TECHNOLOGIES, INC.

By:    /s/ David F. Morris
    David F. Morris
    Vice President, General Counsel and Secretary

Date: April 3, 2007

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
10.1	Third Amendment to Note Purchase Agreement, dated March 28, 2007, by and among Insituform Technologies, Inc. and each of the lenders named therein.
10.2	First Amendment to Second Amended and Restated Credit Agreement, dated March 28, 2007, between Insituform Technologies, Inc. and Bank of America, N.A., as Administrative Agent and L/C Issuer.
99.1	Press Release of Insituform Technologies, Inc., dated March 29, 2007, announcing closure plans for its tunneling business.
99.2	Press Release of Insituform Technologies, Inc., dated March 29, 2007, announcing steps to respond to stagnant U.S. sewer pipeline rehabilitation market.
99.3	Transcript of Insituform Technologies, Inc.’s March 29, 2007 conference call.